Exhibit 10.13

Prepared By:

V. Rick Nishanian, Esquire

Vanderpool, Frostick & Nishanian, P.C.

9200 Church Street

Suite 400

Manassas, Virginia 20110

Lender:

Cardinal Bank

8270 Greensboro Drive

Suite 500

McLean, Virginia 22102

Borrower:

Heritage Bankshares, Inc.

200 East Plume Street

Norfolk, Virginia 23510

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”) is made and entered into as of the 28th day of September, 2006, by HERITAGE BANKSHARES, INC., a Virginia corporation (hereinafter referred to as the “Borrower”) and CARDINAL BANK, a Virginia banking corporation, with offices at 8270 Greensboro Drive, Suite 500, McLean, Virginia 22102 (hereinafter referred to as the “Lender”).

RECITALS:

WHEREAS, the Borrower has requested and the Lender has agreed to make a certain commercial demand loan to the Borrower totaling FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) (the “Loan”); and

WHEREAS, the Loan is evidenced by a Note of even date herewith in the principal sum of Five Million and 00/100 Dollars ($5,000,000.00) (the “Note”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Lender and the Borrower agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. As used in this Loan Agreement and in any other Loan Document, the following terms, unless otherwise specified therein, shall have the following meanings. All other capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Documents.

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under

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common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of common stock, ownership of a membership interest, ownership of a partnership interest, by contract, or otherwise); provided that, in any event, any Person who owns directly or indirectly ten percent (10%) or more of the securities having ordinary voting power for the election of the members of the board of directors or other governing body of a corporation or ten percent (10%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation, partnership or other Person.

“Agreement” means this Loan Agreement as the same may be amended, modified or supplemented from time to time.

“Borrower” has the meaning given such term in the preamble.

“Business” means the business of the Borrower, as currently conducted.

“Business Day(s)” means any day that is not a Saturday, Sunday or banking holiday in the Commonwealth of Virginia.

“Closing Date” means September 28, 2006.

“Code” means the Internal Revenue Code of the United States, as amended.

“Commitment” means that certain Commitment Letter dated September 21, 2006, from the Lender to the Borrower, and any and all modifications thereto.

“Control” of a Person means (i) ownership, control, or power to vote 51% or more of any class of voting securities of such Person, directly or indirectly or acting through one or more other Persons; (ii) control in any manner over the election or appointment of a majority of the directors, trustees, managers or general partners (or individuals exercising similar functions) of such Person; (iii) the direct or indirect power to exercise a controlling influence over the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; or (iv) conditioning in any manner the transfer of 51% or more of any class of voting securities of such Person upon the transfer of 51% or more of any class of voting securities of another Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“Event of Default” means any one of the events specified as an “Event of Default” under this Agreement or any other Loan Document.

“GAAP” means Generally Accepted Accounting Principles.

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“Governance Documents” means the Borrower’s Certificate of Incorporation or Articles of Incorporation, as applicable, and Bylaws and other documents or agreements affecting such entity’s corporate governance.

“Heritage Bank” means Heritage Bank, a Virginia corporation and a wholly-owned subsidiary of the Borrower.

“Indebtedness” means, as to the Borrower, all items of indebtedness, obligations, or liabilities, indebtedness for borrowed money or for the deferred purchase price of property or services, contingent obligations arising under guarantees, capital leases and operating leases, liabilities in respect of letters of credit, whether or not such liability is contingent, obligations in respect of interest rate contracts, trade payables and other payables incurred in the ordinary course of business, whether matured or un-matured, liquidated or unliquidated, direct or contingent, joint or several, and interest due thereon and costs due in connection therewith.

“Lender” has the meaning given such term in the preamble.

“Loan” has the meaning given such term in the Recitals.

“Loan Documents” shall mean and include this Agreement, the Note, the Commitment and all other related documents, whether now or hereafter executed, evidencing, guarantying or securing the Loan or given by the Borrower in connection therewith, all as the same may be amended, modified or supplemented from time to time.

“Maturity Date” shall mean September 30, 2011.

“Non-Performing Assets” shall mean, collectively, (i) non-accrual loans, (ii) accruing loans past due by 90 days or more and (iii) real estate owned.

“Note” has the meaning given such term in the Recitals.

“Obligations” means all obligations and liabilities of any nature owed to the Lender, whether now or hereafter existing, arising out of or related to the Loan Documents or any other financial transactions between the Lender and the Borrower, including all future obligations and advances.

“Person” means any individual, partnership, association, trust, corporation, limited liability company or partnership, or other entity.

1.1. Accounting Terms. Accounting terms used in this Agreement, but not defined in this Agreement, shall have the meanings given to them under GAAP.

1.2. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any certificate, report or other document made or delivered in connection with this Agreement, unless otherwise set forth therein.

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1.3. UCC Terms. Terms that incorporate definitions provided in the Uniform Commercial Code (“UCC”) of a particular state have the meanings ascribed to them in the Uniform Commercial Code as adopted in that state. Terms not otherwise defined herein and not incorporating a definition under the Uniform Commercial Code of any particular state, but which are defined in the Uniform Commercial Code as adopted by the Commonwealth of Virginia, shall have the meanings ascribed to them under the Uniform Commercial Code as adopted by the Commonwealth of Virginia.

ARTICLE II.

LOAN

2.1. Terms of Loan. This Loan Agreement sets forth the terms and conditions under which the Lender agrees to disburse the Loan to the Borrower. The Loan will bear interest at the rate or rates, and will be repaid, as set forth in the Note.

2.2. Use of Loan Proceeds. The Loan proceeds, net of Borrower’s closing expenses shall be used to make additional capital investments by the Borrower into Heritage Bank, a wholly-owned subsidiary of the Borrower, and for no other purpose. Without limiting the foregoing, the Borrower expressly acknowledges and agrees that no portion of the Loan is to be used (a) for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224 or (b) for primarily personal, family or household purposes.

2.3. Incorporation. All of the Loan Documents are hereby made a part of this Loan Agreement to the extent and with the same effect as if fully set forth herein.

ARTICLE III.

CONDITIONS PRECEDENT TO LOAN

The obligation of the Lender to make or fund this Loan is subject to the satisfaction (in the sole judgment of the Lender) of the following conditions on or before the Closing Date:

3.1. Representation and Warranties; Compliance. All representations and warranties made by the Borrower in or in connection with this Agreement or any of the other Loan Documents or otherwise made in writing in connection with this Agreement shall be true and correct on the Closing Date, and the Borrower shall have performed all of the promises or undertakings under this Agreement and satisfied all of the conditions of this Agreement that the Borrower was required to perform or to satisfy as of the Closing Date.

3.2. Documents Concerning the Borrower. The Borrower shall deliver to the Lender copies of all documents requested by the Lender, including a complete, correct and current copy of the Borrower’s Governance Documents, any amendments thereto, Certificates of Good Standing/Fact from the Virginia State Corporation Commission (or its equivalent satisfactory evidence of good standing), delivery and performance of this Agreement and of the

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other Loan Documents together with appropriate authorization from all officers, directors or members of the Borrower, as the case may be, to execute this Agreement, or any of the other Loan Documents. In addition, the following documents and materials shall have been delivered to the Lender, and must be satisfactory to the Lender in form and substance:

(a) All supporting documentation with regard to the Borrower or the Loan as the Lender may require;

(b) An original opinion letter of the Borrower’s counsel provided to the Lender’s counsel prior to the Closing Date;

(c) An executed Note of even date herewith and all other instruments and certificates as the Lender may reasonably require (including, without limitation, organizational documents and borrowing resolutions of the Borrower), in form and substance satisfactory to the Lender; and

(d) If the Loan is not funded on the Closing Date, certificate of the Borrower affirming that, as of the Closing Date, the representations of the Borrower set forth herein are true and correct as of the Closing Date; and

(e) Such additional information, instruments, opinions, documents, certificates and reports relating to the Borrower or the Business as the Lender may deem necessary.

3.3. Costs and Expenses. The Borrower shall have paid the Lender document preparation fees, and the Lender’s reasonable attorneys’ fees and costs incurred in connection with the Loan, plus costs and other unpaid fees in accordance with the settlement statement of even date herewith as approved by the Lender.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement and to extend the Loan to the Borrower, the Borrower makes the following representations and warranties to the Lender. These representations and warranties are continuing and shall survive the Closing Date.

4.1. Company Authority; Subsidiaries. The Borrower: (i) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization as a Virginia corporation, (ii) is in good standing in the Commonwealth of Virginia and in all other jurisdictions where its activities or ownership of property require such qualification, and (iii) has the full and unrestricted power and authority, corporate and otherwise, to own, operate and lease its properties, to carry on its Business as currently conducted, to execute and deliver and perform the Loan Documents, to incur the Obligations provided for herein and therein, and to perform the transactions contemplated hereby and thereby, all of which have been duly and validly authorized by all proper and necessary action (all of which actions are in full force and effect). The Borrower has no subsidiaries other than those previously disclosed in writing to the Lender. The Borrower maintains its chief executive office at the following location: 200 East Plume Street, Norfolk, Virginia 23510.

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4.2. Approvals. The Borrower has provided the Lender with a true and accurate authorization of the Borrower’s officers, directors, members or loan committee, as the case may be, authorizing the Loan and the transactions contemplated by this Agreement and the Commitment. No further approval, consent or other action by the officers, directors, members or loan committee of the Borrower, by any governmental authority or by any other Person is or will be necessary to permit the valid execution, delivery or performance by the Borrower of the Commitment, this Agreement, the Note or any of the other Loan Documents.

4.3. Binding Effect; No Violations. Each of the Loan Documents, upon its execution and delivery, will constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. The execution, delivery and performance of the Loan Documents will not (i) violate, conflict with or constitute a default (with due notice, lapse of time or both) under any law, regulation, order or any other requirement of any court, tribunal, arbitrator or governmental authority, any terms of the Governance Documents of the Borrower, or any contract, agreement or other arrangement binding upon or affecting the Borrower, or any of its properties, or (ii) result in the creation, imposition or acceleration of any Indebtedness or any encumbrance of any nature upon, or with respect to, the Borrower, or any of its properties.

4.4. Litigation. Except as previously disclosed to the Lender in writing, there is no claim, litigation, proceeding or investigation pending, threatened or reasonably anticipated against or affecting the Borrower, its properties or Business, this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, before or by any court, tribunal, arbitrator or governmental authority, and there is no possibility of any judgment, liability or award which reasonably may be expected to result in any material adverse change in the Business, operations, prospects, properties or assets or condition, financial or otherwise, of the Borrower. The Borrower is not in default with respect to any judgment, order, writ, injunction, decree, rule, award or regulation of any court, governmental instrumentality or agency, commission, board, bureau, arbitrator or arbitration panel.

4.5. Loan Application. The statements made and the documents delivered by the Borrower to the Lender in connection with the Borrower’s application for the Loan and in connection with this Agreement and the other Loan Documents are true, correct and complete, in all material respects, omit no material facts, are not misleading, and present fairly the condition (financial or otherwise) of the Borrower.

4.6. No Change. No change in the Business, operations, properties or condition (financial or otherwise) of the Borrower, or any other event, has occurred since the date of the most recent financial statements submitted to the Lender by the Borrower, which change might adversely and materially affect the ability of the Borrower to perform or comply with all terms, conditions and agreements to be performed or complied with by the Borrower under this Agreement or under any of the other Loan Documents, or to perform the transactions contemplated by this Agreement or the other Loan Documents.

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4.7. Taxes. The Borrower has timely filed all tax returns and reports required by any governmental authority to be filed by the Borrower, and such returns and reports are true and correct in all material respect. The Borrower has paid all taxes, assessments and other government charges imposed upon its income, profits or properties, or upon any part thereof, other than those presently payable without penalty or interest and the Borrower has timely filed all claims for refunds to which the Borrower is entitled. The amounts reserved as a liability for income and other taxes payable in the most recent financial statements of the Borrower provided to the Lender are sufficient for the payment of all unpaid federal, state, county and local income, excise, property and other taxes, whether or not disputed, of the Borrower accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto, and for which the Borrower may be liable in its own right or as a transferee of the assets of, or as successor to, any other Person.

4.8. No Default. No Event of Default, and no event, which with notice, lapse of time or other condition would constitute an Event of Default, has occurred and is continuing.

4.9. Compliance with Laws, Governance Documents and Agreements. The Borrower has complied and is in full compliance with all applicable laws, ordinances, rules, regulations, orders and other requirements of any governmental authority or arbitrator, and with all terms and conditions of its Governance Documents, and with each agreement binding upon or affecting the Borrower or any of its properties, that might adversely and materially affect the ability of the Borrower to perform or comply with the loan Documents. The Borrower is not in default with respect to any Indebtedness. The Borrower will take all necessary actions to remain in full compliance with such laws, ordinances, rules, regulations, orders and any other requirements, the Governance Documents and all other agreements. Should the Borrower be deemed by any governmental authority or deem itself to be in violation of the Governance Documents or any relevant law, ordinance, rule, regulation, orders, agreements or other requirements, the Borrower shall notify the Lender promptly of such violation and take all necessary remedial actions.

4.10. Licenses, Contracts and Authorizations. All franchises, licenses, trademarks, trade names, copyrights, patents, permits, certificates, consents, approvals, authorizations, agreements and contracts necessary to operate the Borrower’s Business as it currently is being operated and to own or lease the Borrower’s property have been obtained, are in effect, have been complied with in all material respects by the Borrower, and are free from challenge. The Borrower has no knowledge and has not received any notice to the effect that any product it sells, or any service it renders, or any process, method, know-how, trade secret, part or material it employs in any product it sells or any service it renders, or the marketing or use by it or another of any such product or service, may infringe any trademark, trade name, copyright, patent, trade secret or legally protected right of any other Person.

4.11. Related Party Transactions. No present or former directors, shareholders or Affiliate of the Borrower is a party to any transaction or series of transactions with the Borrower which requires payments by the Borrower to such director, shareholder or Affiliate other than normal and customary employment compensation and benefits.

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4.12. ERISA. All defined benefit plans of the Borrower currently in existence, if any, meet, as of the date hereof, or effective as of the date of this Agreement shall meet the minimum funding standards of Section 302 of ERISA; and no Reportable Event or Prohibited Transaction, as defined in ERISA, has occurred with respect to any employee benefit plan maintained by the Borrower or for the benefit of employees of the Borrower.

4.13. Debt. As of the date hereof, the Borrower has no material Indebtedness of any nature, except: (i) to the extent reflected and reserved against in the most recent financial statements provided to the Lender prior to the date hereof; or (ii) as created herein.

4.14. Consideration. The Borrower hereby represents and warrants, covenants and agrees that the making of the Loan to the Borrower will result in substantial benefits, direct and indirect to the Borrower. The Borrower represents and warrants, covenants and agrees that its liability for the Obligations, as such liability is variously described in the Loan Documents, is unconditional and unlimited, and that the Lender is making the Loan in reliance upon such unconditional, unlimited liability of the Borrower.

4.15. Disclosure. No representation or warranty of the Borrower contained in this Agreement or any of the Loan Documents and no written statement of fact furnished or to be furnished by the Borrower to the Lender pursuant to this Agreement or any of the Loan Documents, when viewed together, contains or will contain any untrue statement of a fact material to the financial condition of the Borrower, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, or furnished herewith or therewith, not misleading.

ARTICLE V.

BORROWER’S AFFIRMATIVE COVENANTS

Until all Obligations of the Borrower under this Agreement and the other Loan Documents are paid in full and performed, the Borrower covenants and agrees that it shall:

5.1. Payment of Loan. Punctually make the payments on the Loan by the times and at the places and in the manner specified in the Note.

5.2. Entity Existence. Preserve, maintain and keep in full force and effect its existence as a corporation or company, as the case may be, in good standing in the jurisdiction of its formation and where required to conduct its Business.

5.3. Continuation of Pre-Closing Conditions, Representations and Warranties. Ensure that all conditions precedent to the making of the Loan shall remain satisfied at all times during the term of this Agreement, and that the representations and warranties made by the Borrower in the Loan Documents shall be deemed to be made at all times during the term of this Agreement.

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5.4. Loan Proceeds. Use the proceeds of the Loan only for the purposes provided in Section 2.2 and will furnish to the Lender such evidence as the Lender may reasonably request with respect to such use.

5.5. Rights; Qualification; Orderly Conduct of Business. Preserve, maintain and keep in full force and effect all licenses, permits, certificates, consents, approvals, authorizations, agreements and contracts material for the operation of the Borrower’s Business as it currently is being conducted, including any ERISA certification required by applicable law; qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its activities and ownership of property; continue to engage in a business of the same general type as now conducted by it; and conduct such business in an orderly, efficient and regular manner consistent with the conduct of its Business prior to the date of this Agreement.

5.6. Taxes, Charges and Obligations. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits, properties or any part thereof, prior to the date on which penalties attach thereto, as well as all claims which, if unpaid, might become an encumbrance upon any properties of the Borrower, and pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of the Indebtedness and other obligations of whatever nature of the Borrower; provided, however, the Borrower shall not be required to pay any such tax, assessment, charge, levy, claim, Indebtedness or obligation so long as (i) the validity thereof is being contested in good faith and by proper proceedings and (ii) the Borrower sets aside on its books adequate reserves therefor.

5.7. Compliance with Laws. Comply with all applicable laws, regulations, orders and other requirements of any court, tribunal, arbitrator or governmental authority or regulator, non-compliance with which could have a material adverse effect on the Business, operations, property or financial condition of the Borrower. The Borrower shall maintain good standing with all applicable governmental authorities and regulators, and shall not be or become subject to any enforcement actions or sanctions by any such governmental authority or regulator that result in a capital directive or a cease and desist order.

5.8. Books and Records. Keep and maintain at its chief executive offices adequate and proper records and books of accounts, in which complete entries are made in accordance with GAAP, consistently applied, and in accordance with all laws, regulations, orders and other requirements of any court, tribunal, arbitrator or governmental authority, reflecting all financial and other transactions of the Borrower normally and customarily included in records and books of accounts of companies engaged in the same or similar businesses and activities as the Borrower.

5.9. Access to the Borrower’s Properties, Books and Records. Permit the Lender and any agents or representatives thereof to visit and inspect the Borrower’s properties to examine and make abstracts from any of the Borrower’s books and records at any and all reasonable times and as often as the Lender or such agents or representatives may desire, and to discuss the Business, operations, properties and condition (financial and otherwise) of the Borrower with any of the officers, directors, agents or representatives (including without limitation, the independent certified public accountants) of the Borrower.

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5.10. Financial and Other Statements. Furnish to the Lender:

(a) Financial Statements.

(i) The Borrower shall furnish to the Lender: (A) not later than November 30, 2006, financial statements of the Borrower for the fiscal year ended December 31, 2005 (the “2005 Financial Statements”); (B) as soon as available, financial statements for the fiscal quarter ended September 30, 2006 (the “2006 Third Quarter Financial Statements”); (C) as soon as available, but in no event more than sixty (60) days after the close of each of the Borrower’s fiscal quarters, financial statements for the Borrower for such quarter, including a consolidated and consolidating balance sheet as of the end of such quarter; and (D) as soon as available, but in no event more than ninety (90) days after the close of each of the Borrower’s fiscal years, financial statements for that year, include a consolidated and consolidating balance sheet as of the end of such fiscal year, a profit and loss statement and a cash flow statement.

(ii) The annual financial statements (excluding the 2005 and 2006 Financial Statements) shall be audited and certified by, and the quarterly financial statements shall be in form and substance presented for review and filing approval to, the Borrower’s qualified independent certified public accountants, in accordance with GAAP, consistently applied; provided that the 2006 Third Quarter Financial Statements may be prepared and certified by the Borrower; and provided further that the Loan shall become due and payable in full on June 30, 2007, if the Borrower has not provided Lender with audited and certified opinions of Borrower’s certified public accountant concerning the 2005 and 2006 financial statements by said date. The financial statements must be acceptable to the Lender in form and substance, and shall contain such detail as the Lender may require.

(b) Additional Reports and Information. With reasonable promptness, such additional information, reports or statements as the Lender may from time to time request.

5.11. Notice of Litigation, Default and Loss. Until all of the Obligations of the Borrower under this Agreement and the other Loan Documents are paid in full and completely performed, the Borrower shall give immediate notice to the Lender upon the occurrence of any Event of Default or event which, with notice or lapse of time or otherwise, would constitute an Event of Default. The Borrower also shall give immediate notice to the Lender of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency (domestic or foreign), commission, board, bureau, arbitrator or arbitration panel which, if adversely determined, could materially impair or affect the right of the Borrower to carry on its Business substantially as now conducted or could materially affect the Borrower’s Business, operations, prospects, properties, assets or condition, financial or otherwise. Immediately upon becoming aware that the holder of any Indebtedness or security interest in the assets or properties of the Borrower has given notice or taken any action with respect to a claimed breach, default or event of default, a written notice shall be given by the Borrower to the Lender specifying the notice given or action taken by such holder and the nature of the claimed breach, default or event of default by the Borrower thereunder, and the action being taken or proposed to be taken with respect thereto.

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5.12. Place of Business; Location of Records. The Borrower shall provide the Lender with fourteen (14) days advance written notice of any change in the location of its chief executive offices or the office where the Borrower’s records are kept.

5.13. Pension Plans. With respect to any pension or benefit plan maintained by the Borrower, or to which the Borrower contributes (a “Plan”), the benefits under which are guarantied, in whole or in part, by the Pension Benefit Guaranty Corporation created by ERISA or any governmental authority succeeding to any or all of the functions of the Pension Benefit Guaranty Corporation (the “PBCG”), the Borrower will (a) fund each Plan as required by the provisions of Section 412 of the Code; (b) cause each Plan to pay all benefits when due; (c) furnish the Lender (i) promptly with a copy of any notice of each Plan’s termination sent to the PBGC, (ii) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Code, and (iii) notice of any Reportable Event as such term is defined in ERISA; and (d) subscribe to any contingent liability insurance provided by the PBGC to protect against employer liability upon termination of a guarantied pension plan, if available to the Borrower.

5.14. Regulatory Leverage Capital Ratio. The Borrower shall maintain at the close of each fiscal quarter and fiscal year a regulatory leverage capital ratio (tier 1 capital to average assets) of not less than (a) six percent (6.00%) at the Borrower and (b) eight and one-half percent (8.50%) at Heritage Bank (including the capital contribution from the proceeds of this Loan).

5.15. Non-Performing Assets Ratio. The Borrower shall maintain a ratio of Non-Performing Assets to total assets of not greater than:

(a) One percent (1.0%) where, for purposes of this Section 5.15(a), “Non-Performing Assets” shall include only non-performing unsecured loans, non-performing loans secured with non-real estate collateral and non-performing real estate secured loans with loan to appraised value percentages (based on updated appraised values) of greater than (i) 80% for loans secured with improved properties (completed commercial buildings or residences) and (ii) 75% for lot loans and acquisition, development and construction loans; and

(b) Two and one-half percent (2.50%) where, for purposes of this Section 5.15(b), “Non-Performing Assets” shall include all non-performing assets.

5.16. Net Income. The Borrower shall at all times maintain a positive net income on a rolling four quarter basis with no net losses for consecutive quarters.

5.17. Use of Certain Proceeds. All proceeds to the Borrower arising from (i) any offering of trust preferred securities or stock of the Borrower or (ii) any merger of, sale of, or other change of Control of the Borrower or any of its subsidiaries shall be applied by the Borrower to repayment of the Obligations.

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5.18. Deposit Accounts. Until all of the Obligations of the Borrower under this Agreement and the other Loan Documents are paid in full and completely performed, the Borrower shall maintain one or more deposit accounts with the Lender and shall maintain in such account(s) sufficient funds to establish and maintain a meaningful deposit relationship between the Borrower and the Lender (as determined by the Lender).

5.19. Covenant Compliance Certificate. Until all of the Obligations of the Borrower under this Agreement and the other Loan Documents are paid in full and completely performed, the Borrower shall furnish to the Lender, on a quarterly basis but in no event more than sixty (60) days after the close of each of the Borrower’s fiscal quarters, a certificate of the Borrower affirming that the Borrower is in compliance with all of the affirmative and negative covenants set forth in Article V and Article VI hereof.

ARTICLE VI.

BORROWER’S NEGATIVE COVENANTS

Until all Obligations of the Borrower under this Agreement and the other Loan Documents are paid in full and completely performed, the Borrower covenants and agrees that it shall not, unless the Lender otherwise consents in advance in writing:

6.1. Fundamental Changes. Amend its Governance Documents by any amendment that would adversely affect the Borrower’s ability to perform or comply with any of the terms, conditions or agreements to be performed or complied with by the Borrower hereunder or to perform any of the transactions contemplated hereby; change its name, control of the Borrower, or key management, except that the Borrower shall be allowed to add management; convert its organizational form into another entity form or establish any new entity to perform the Business or similar business of the Borrower; reorganize, consolidate or merge with any other entity; or purchase, lease or otherwise acquire all or substantially all of the assets or equity interests of any other entity, except that the Borrower may own notes and other receivables acquired in the ordinary course of business.

6.2. Other Agreements. Enter into any agreement or undertaking containing any provision which would be violated or breached by the Borrower’s performance of its Obligations under the Loan Documents.

6.3. Distributions. Make any distribution of assets to the Borrower’s shareholders or members, whether in cash, assets or obligations of the Borrower, that will adversely affect the financial condition of the Borrower; provided, however, that the Borrower may declare and pay ordinary quarterly dividends as determined by its Board of Directors, consistent with applicable law.

6.4. Transactions with Affiliates. Except as specifically permitted by the terms of this Agreement, enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any service, with any officer, director, stockholder or Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the

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Borrower’s Business and upon fair and reasonable terms no less favorable to the Borrower than would be applicable in a comparable arm’s-length transaction with a Person not an officer, director, stockholder or Affiliate.

ARTICLE VII.

EVENTS OF DEFAULT AND REMEDIES

7.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder after the expiration of any applicable grace or cure period:

(a) the Borrower shall fail to pay, when due, any sum payable under the Note or any of the other Loan Documents; or

(b) the Borrower shall fail to observe or perform any other material term, covenant or condition contained in this Agreement (except any such failure resulting in the occurrence of a separate Event of Default described in this section for which no notice of default or cure period applies) or in any other Loan Document to be observed or performed on its part and such default shall continue unremedied for a period of ten (10) days after written notice of the existence of such default is given by the Lender; or

(c) any representation or warranty made by or on behalf of the Borrower herein or in any of the other Loan Documents which, in the Lender’s judgment, shall prove to have been materially incorrect or misleading or breached in any respect on or as of any date as of which made; or

(d) a decree or order for relief of the Borrower shall be entered by a court of competent jurisdiction in any involuntary case involving the Borrower under any bankruptcy, insolvency or similar law now or hereafter in effect, or a receiver, liquidator or other similar agent for the Borrower, or for any substantial part of the Borrower’s assets or property shall be appointed, or the winding up or liquidation of the Borrower’s affairs shall be ordered, or any action by any creditor (other than the Lender) of the Borrower preparatory to or for the purpose of commencing any such involuntary case, appointment, winding up or liquidation shall be taken, and such proceeding shall not have been dismissed within thirty (30) days after the date it commenced; or

(e) the Borrower shall commence a voluntary case under any bankruptcy, insolvency or similar law now or hereafter in effect, or the Borrower shall consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator or other similar agent for the Borrower or for any substantial part of the Borrower’s assets or property, or shall make any general assignment for the benefit of creditors, or shall take any action preparatory to or otherwise in furtherance of any of the foregoing, or shall fail generally to pay its debts as such debts come due; or

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(f) there shall be a default or event of default under any Indebtedness or obligation of the Borrower or to any third party in excess of TEN THOUSAND AND NO/100 DOLLARS ($10,000.00) that causes that third party to declare such Indebtedness or other obligation due prior to its scheduled date of maturity; or

(g) one or more judgments or decrees in an amount of more than TEN THOUSAND AND NO/100 DOLLARS ($10,000.00) shall be entered against the Borrower (not paid or fully covered by insurance) and all such judgments or decrees have not been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof, or any attachment or garnishment shall be issued against the Borrower or its property; or

(h) any material change in the Business, operations, property, assets or condition (financial or otherwise) of the Borrower shall occur which adversely affects the ability of the Borrower to meet and carry out its Obligations under this Agreement or any of the other Loan Documents or to perform the transactions contemplated herein or thereby, the materiality of such change to be determined by the Lender in its sole discretion; or

(i) a majority ownership interest in the Borrower (either individually or in the aggregate) is directly or indirectly sold, assigned, transferred, encumbered or otherwise conveyed without the prior written consent of the Lender; or

(j) any material covenant, agreement or Obligation of the Borrower contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; the Borrower shall deny or disaffirm its obligations under any of the Loan Documents or any liens granted in connection therewith or shall otherwise challenge any of its obligations under any of the Loan Documents.

7.2. Cross-Default. The Borrower hereby understands, acknowledges and agrees that any default hereunder, or under the terms and provisions of the Loan Documents as therein described, after the expiration of any applicable cure period, shall be deemed to constitute a default under the terms and provisions of any other Obligation, loan or debt owed by the Borrower or any Affiliate of the Borrower to the Lender (the “Other Affiliated Debt”); and a default under the terms and provisions of the Other Affiliated Debt shall be deemed by the Lender to constitute a default hereunder.

7.3. Rights and Remedies of the Lender. Upon the occurrence of any Event of Default and in addition to all other remedies provided by the Note and by applicable law, the Lender may, at its option, declare this Agreement and the Lender’s obligation on the Loan to be terminated, and declare the entire unpaid principal amounts of the Loan, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement and the other Loan Documents to be accelerated, and to be immediately due and payable (except that upon the occurrence of an Event of Default arising out of voluntary or involuntary bankruptcy proceedings in which the Borrower is the debtor, such acceleration shall occur automatically and immediately without any declaration or other action on the part of the Lender) whereupon the Loan, all such accrued interest, and all such amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any of the other Loan Documents to the contrary notwithstanding;

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7.4. Remedies Not Exclusive. In addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by the Lender under other provisions of this Agreement, under any of the other Loan Documents, or provided by applicable law (including, without limiting the generality of the foregoing, the Uniform Commercial Code). The exercise of one or more of the above referenced permitted remedies shall not be to the exclusion of the Lender’s right to exercise any other permitted remedy, all of which remedies the Lender may, at its option, exercise sequentially or simultaneously.

7.5. Pledge Primary. The Obligations and liabilities of the Borrower under this Agreement shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that the Borrower may have against the Lender and/or any other pledgor and shall not be conditional or contingent upon pursuit or enforcement by the Lender of any remedies it may have against the Borrower with respect to the Note or any of the Loan Documents, whether pursuant to the terms thereof or by operation of law. Any one or more successive or concurrent actions or proceedings may be brought against the Borrower under this Agreement, either in the same action, if any, brought against the Borrower or in separate actions or proceedings, as often as the Lender may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or Obligations of the Borrower, or any obligor under any of the Loan Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of borrowers under federal or state law initiated by or against the Borrower or any obligor under any of the Loan Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of the Borrower hereunder in any manner whatsoever, and this Agreement shall remain and continue in full force and effect. It is the intent and purpose of this Agreement that the Borrower shall and does hereby waive all rights and benefits which might accrue to the Borrower by reason of any such proceeding.

7.6. Certain Waivers by the Borrower. The Borrower hereby unconditionally, irrevocably and expressly waives: (a) presentment and demand for payment or performance of its Obligations hereunder and protest of non-payment or non-performance; (b) notice of acceptance of this Agreement and of presentment, demand and protest thereof; (c) notice of any default hereunder or under the Note or any of the other Loan Documents and notice of all indulgences; (d) demand for observance, performance or enforcement of any of the terms or provisions of this Agreement, the Note or any of the other Loan Documents; (e) any right or claim of right to cause a marshalling of the assets of the Borrower; (f) any right to indemnification from the Borrower; and (g) all other notices and demands otherwise required by law that the Borrower may lawfully waive.

7.7. Collection/Enforcement Costs. The Lender shall be paid and/or entitled to recover its costs and expenses in connection with the enforcement of its rights under this Agreement and the other Loan Documents, including without limitation, legal costs and reasonable attorneys’ fees (whether or not suit is instituted) and arbitration fees and costs.

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ARTICLE VIII.

MISCELLANEOUS PROVISIONS

8.1. Additional Actions and Documents. The Borrower shall take or cause to be taken such further actions, shall execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and shall obtain such consents as may be necessary or as the Lender may reasonably request in order fully to effectuate the purposes, terms and conditions of this Agreement and the other Loan Documents, whether before, at or after the closing of the transactions contemplated hereby and thereby or the occurrence of an Event of Default hereunder.

8.2. Expenses. The Borrower shall, whether or not the transactions contemplated hereby are consummated, reimburse the Lender and save the Lender harmless against liability for the payment of all out-of-pocket expenses arising in connection with the preparation, execution, delivery, administration or enforcement of, or the preservation or exercise of any rights under this Agreement or any of the other Loan Documents, including without limitation, the fees and expenses of an audit by employees or agents of the Lender, of counsel to the Lender and with respect to any arbitration fees and costs.

8.3. Indemnification. The Borrower shall indemnify, defend and hold harmless the Lender and each of its Affiliates, directors, officers, employees, attorneys and agents (to the fullest extent permitted by law) from and against any and all claims, demands, lawsuits, costs, expenses, fees, fines, obligations, liabilities, losses, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys’ fees and costs, whether direct, indirect, consequential or incidental, at any time asserted by a third party that the Lender may incur or suffer or that may arise out of, result from or relate to (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; or (ii) any action under this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, in each case other than actions which have been finally determined by a court of competent jurisdiction to be the direct result of the Lender’s or such other Person’s gross negligence or willful misconduct. In no event shall the Lender be liable to the Borrower for any matter or thing in connection with this Agreement or the other Loan Documents other than to account for monies actually received by it on account of the Obligations in accordance with the terms hereof. This Section 8.3 shall survive termination of this Agreement.

8.4. Notices Manner and Address. All notices, demands, requests or other communications provided for herein or in the other Loan Documents shall be in writing and shall be deemed to be effective one (1) day after dispatch if sent by facsimile transmission, express mail, Federal Express or any other commercially recognized overnight delivery service or two (2) days after dispatch if sent by registered or certified mail, return receipt requested and addressed as follows:

If to the Borrower:	Heritage Bankshares, Inc.
200 East Plume Street
Norfolk, Virginia 23510
Attention: President

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With copy to:	Ross C. Reeves, Esq.
Wilcox & Savage, P.C.
1800 Bank of America Center
Norfolk, Virginia 23510

If to the Lender:	Cardinal Bank
8270 Greensboro Drive
Suite 500
McLean, Virginia 22102
Attention: Christopher W. Bergstrom, President

With copy to:	V. Rick Nishanian, Esq.
Vanderpool, Frostick & Nishanian, P.C.
9200 Church Street, Suite 400
Manassas, Virginia 20110

8.5. Change of Notice Address. Each party may designate by notice in writing a new address to which any notice, demand, request or communication thereafter may be so given, served or sent. Each notice, demand, request or communication which is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes three (3) days after such time as it is delivered: (i) to the United States Postal Service, in the case of a notice given by certified mail; or (ii) to Federal Express or any other commercially recognized overnight delivery service, in accordance with the terms and procedures for such delivery.

8.6. Severability. If fulfillment of any provision of the Loan Documents or performance of any transaction related thereto, at the time such fulfillment or performance shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled or performed shall be reduced to the limit of such validity; and if any clause or provision contained in any Loan Document operates or would operate prospectively to invalidate any Loan Document, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein or therein contained, and the remainder of the Loan Documents shall remain operative and in full force and effect.

8.7. Survival. It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made by the Borrower in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of all extensions of credit thereunder.

8.8. Waivers. No waiver by the Lender of, or consent by the Lender to, a variation from the requirements of any provision of the Loan Documents shall be effective unless made in a written instrument duly executed on behalf of the Lender by its duly authorized officer, and any such waiver shall be limited solely to those rights or conditions expressly waived.

8.9. Course of Dealing. No course of dealing between the Lender and the Borrower shall be effective to amend, modify or change any provision of this Agreement, the Note, or the

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other Loan Documents. The Lender shall have the right at all times to enforce the provisions of this Agreement, the Note and/or the other Loan Documents in strict accordance with the provisions hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from doing so at any time or times. The failure of the Lender at any time or times to strictly enforce its rights under the provisions hereof, strictly in accordance with the terms and conditions hereof, shall not be construed as having created a custom, course of dealing, or in any way or manner having modified or waived the terms and conditions hereof.

8.10. Rights Cumulative. The rights and remedies of the Lender described in any of the Loan Documents are cumulative and not exclusive of any other rights or remedies which the Lender or then holder of the Note otherwise would have at law or in equity or otherwise. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other notice or demand in similar or other circumstances.

8.11. Entire Agreement; Modification; Benefit. This Agreement and the other Loan Documents constitute the entire agreement of the parties hereto with respect to the matters contemplated herein, supersede all prior oral and written agreements with respect to the matters contemplated herein, and may not be modified, deleted or amended except by written instrument executed by the parties. All terms of this Agreement and of the other Loan Documents shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns; provided, however, the Borrower may not assign or transfer any of its rights or Obligations hereunder without the prior written consent of the Lender.

8.12. Setoff. In addition to any rights or remedies of the Lender provided by law, upon the occurrence of any Event of Default hereunder, or any event or circumstance which, with the giving of notice or the passage of time or both, would constitute an Event of Default hereunder, the Lender is irrevocably authorized, at any time or times without prior notice to the Borrower, to set off, appropriate and apply any and all deposits, credits, indebtedness or claims at any time held or owing by the Lender to or for the credit or the account of the Borrower, in such amounts as the Lender may elect, against and on account of the Obligations and liabilities of the Borrower to the Lender hereunder or under any of the other Loan Documents, whether or not the Lender has made any demand for payment, and although such Obligations and liabilities may be contingent or unmatured.

8.13. Construction. This Agreement and the other Loan Documents, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (excluding the choice of law rules thereof). No inference in favor of any party shall be drawn from the fact that such party has drafted any portion of this Agreement or of any other Loan Document.

8.14. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person may require.

8.15. Headings. Article, section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

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8.16. Payments. If any payment or performance of any of the Obligations under this Agreement or any of the other Loan Documents becomes due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day, and interest thereon (if applicable) shall be payable at then applicable rate during such extension.

8.17. Execution. To facilitate execution, this Agreement and any of the other Loan Documents may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of, each party, or the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement or any other Loan Document to produce or account for any particular number of counterparts; but rather any number of counterparts shall be sufficient so long as those counterparts contain the respective signatures of, or on behalf of, all of the parties hereto.

8.18. Consent to Jurisdiction. The Borrower irrevocably consents to the jurisdiction of any state or federal court sitting in the Commonwealth of Virginia over any suit, action, or proceeding arising out of or relating to this Agreement or the other Loan Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court, or any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the Borrower.

8.19. Service of Process. The Borrower consents to process being served in any suit, action or proceeding by mailing a copy thereof by registered or certified mail postage prepaid, return receipt requested, to the Borrower’s address specified in or designated in this Agreement. The Borrower agrees that such service (i) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner permitted by law, or limit any right that the Lender may have to bring proceedings against the Borrower in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

8.20. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LITIGATION BETWEEN THE LENDER AND THE BORROWER ARISING OUT OF THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY OR WITH RESPECT TO THE CONDUCT OF THE RELATIONSHIP BETWEEN THE BORROWER AND THE LENDER. THE PARTIES MAKE THIS WAIVER KNOWINGLY,

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WILLINGLY AND VOLUNTARILY FOR THE PURPOSE OF EXPEDITING THE RESOLUTION OF ANY DISPUTES THAT MAY ARISE BETWEEN THEM AND REDUCING THE COST OF RESOLVING SUCH DISPUTES. THE PARTIES WARRANT AND REPRESENT TO EACH OTHER THAT EACH OF THEM HAS BEEN ADVISED BY INDEPENDENT LEGAL COUNSEL OF THE CONSEQUENCES OF THIS WAIVER PRIOR TO SIGNING THIS AGREEMENT.

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[Signatures of the Borrower) and the Lender are contained on separate pages immediately following.

The remainder of this page is left intentionally blank]

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

BORROWER:

HERITAGE BANKSHARES, INC.,
a Virginia corporation

By:	/s/ Michael S. Ives	[SEAL]
Name:	Michael S. Ives
Its:	President and Chief Executive Officer

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[Signature of the Lender contained on page immediately following.

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LENDER:

CARDINAL BANK,
a Virginia banking corporation

By:	/s/ Christopher W. Bergstrom	[SEAL]
Name:	Christopher W. Bergstrom
Its:	President

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